EXHIBIT 23.03

        CONSENT OF MARCIO STEWART

I consent to the reference to me as an "international marketing specialist" in the Registration Statement on Form SB-2, as amended, and related prospectus of New England Acquisitions, Inc.


/s/ Marcio Stewart
    ------------------
    Marcio Stewart

New York, New York
August 8, 2002

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